UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

KONA GRILL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34082	20-0216690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 922-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Kona Grill, Inc. (the “Company”) with the Securities and Exchange Commission on May 4, 2010. Amendment No. 1 is being filed to amend only Item 5.07 to include the final “certified” voting results received from the independent inspector of election for the Company’s Annual Meeting of Stockholders held on April 28, 2010. Final voting results reflect the same figures as the preliminary voting results filed with the Securities and Exchange Commission on May 4, 2010.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 28, 2010, the Company held its Annual Meeting of Stockholders. Final voting results for the election of three Class II directors to each serve for a three-year term expiring in 2013 are included in the table below.

	Votes For	Votes Against	Abstentions
Douglas G. Hipskind	3,956,549	101,797	0
Anthony L. Winczewski	4,566,094	101,439	0
Mark A. Zesbaugh	5,134,490	101,443	0
Thomas E. Lynch	2,489,624	619,233	0
Craig S. Miller	1,157,347	1,383,110	0
Lawrence F. Harris	3,714,672	3,372	0

Brokers did not have discretionary voting authority on this matter and, as a result, broker non-votes had no effect on the election of any director-nominee because only votes affirmatively cast “for” a director-nominee were counted towards the election of such director-nominee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2010

KONA GRILL, INC.

By: /s/ Mark S. Robinow
Mark S. Robinow
Executive Vice President, Chief Financial Officer, and Secretary